Exhibit 99.1

THE LGL GROUP REPORTS FIRST QUARTER 2022 RESULTS

ORLANDO, FL May 12, 2022 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”) announced its financial results for the three months ended March 31, 2022.

•	Revenue of $8.1 million increased 24.1% compared to $6.5 million for Q1 2021.
•	Diluted net income of $0.03 per share compared to $0.01 per share for the prior year quarter.
•	Backlog of $37.0 million at March 31, 2022, up 24% compared to $29.8 million as of Q4 2021.
•	Balance sheet cash and marketable securities of $44.5 million.
•	Net working capital of $51.6 million including $5.9 million of inventory.
•	Adjusted EBITDA for Q1 2022 was $715,000 or $0.13 per diluted share compared to $197,000, or $0.04 per diluted share for Q1 2021.
•	A special meeting of stockholders to vote on the Company’s strategic Spin-Off initiative will be held on June 21, 2022.

Mike Ferrantino, LGL’s Chief Executive Officer, stated, “We are well positioned to implement our MtronPTI Spin-Off initiative with a strong balance sheet and a significant increase in MtronPTI operational backlog. We are encouraged by the recovering avionics market and strong defense business performance but are cautiously optimistic given current economic headwinds. I am proud of our MtronPTI team’s success and dedication while facing the challenges of inflation, supply chain disruption and workforce availability.”

James Tivy, LGL’s Chief Financial Officer added, “We continue to hold 1,288,620 IronNet common shares, of which 250,000 shares were hedged and in the money at the end of the period.”

RESULTS FROM OPERATIONS

Revenues were $8.1 million compared to $6.5 million for the first quarter of 2021, up 24.1% versus the prior year quarter. The revenue increase reflects the recovering avionics market and strong defense product shipments. Gross margins were 37.6% compared to 32.7% for the prior year quarter benefiting from an increase in business volume.

Backlog was $37.0 million versus $29.8 million at the beginning of the year and $20.4 million at the end of the first quarter 2021. Quarterly bookings were $15.3 million for the first quarter of 2022 and $15.2 million for the fourth quarter of 2021. This record booking trend during the last two quarters reflects improved orders from the recovering avionics market along with strong defense orders, including $9.8 million from two major missile defense programs, much of which is expected to ship subsequent to 2022.

GAAP operating income was $221,000 compared to a loss of $60,000 in the first quarter of 2021, inclusive of $111,000 of spin-off costs and 233,000 of non-cash stock compensation incurred during the first quarter of 2022.

Investment income was $45,000 compared to $127,000 for the first quarter of 2021.

First quarter 2022 net income was $169,000 compared to $27,000 in the prior year quarter. Diluted earnings per share were $0.03 and $0.01 for the three months ended March 31, 2022 and 2021, respectively.

Adjusted EBITDA, a non-GAAP measure, was $715,000 in the first quarter of 2022 versus $197,000 in the first quarter of 2021. (See non-GAAP reconciliation in the Appendix.)

BALANCE SHEET

The Company’s strong balance sheet reflects cash and marketable securities of $44.5 million, $6.0 million of which relate to our IronNet, Inc. (IRNT) positions, and total net working capital of $51.6 million at March 31, 2022. Total inventory was $5.9 million, including $2.6 million of raw materials, $2.4 million of WIP, and $0.9 million of finished goods.

We held 1,288,620 IRNT shares at March 31, 2022, of which 250,000 shares were hedged at the end of the period. As a subsequent event, this hedge was closed leaving the IRNT position intact and resulting in pretax hedge proceeds of $1,263,000.

SPIN-OFF UPDATE

The Company has set Tuesday, June 21, 2022, at 9:00 a.m. local time, as the date and time of a special meeting of stockholders to vote on the Spin-Off. As previously announced, LGL Group’s Board of Directors approved the spin-off of M-Tron Industries, Inc. and its wholly-owned subsidiaries (collectively, “MtronPTI”). The spin-off is expected to be structured as a tax-free, pro-rata distribution to all LGL shareholders. If completed, upon effectiveness of the transaction, LGL shareholders would own shares of both companies. Completion of any spin-off would be subject to various conditions, including approval of shareholders and relevant regulatory bodies. It is also expected that MtronPTI will be treated as discontinued operations from a GAAP reporting perspective, effective upon shareholder approval. There can be no assurance that the potential spin-off transaction will be completed in the manner described above, or at all.

LGL believes that, if completed, the potential spin-off of MtronPTI would enable shareholders to more clearly evaluate the performance and future potential of each entity on a standalone basis, while allowing each to pursue its own distinct business strategy and capital allocation policy. Separating MtronPTI as an independent, publicly owned company positions the business to increase value to both MtronPTI and LGL Group. The spin-off permits each company to tailor its strategic plans and growth opportunities, more efficiently raise and allocate resources, including capital raised through debt or equity offerings, flexibly use its own stock as currency for teammate incentive compensation and potential acquisitions and provide investors a more targeted investment opportunity.

The LGL Group continues to strive for profitable growth internally and by acquisition. The LGL Group, on a pro-forma standalone basis after the spin-off, will continue to own and develop its frequency reference and time standard synchronization solutions business through its Precise Time and Frequency LLC (“PTF”) subsidiary platform, and is expected to retain substantially all the company’s cash and marketable securities.

The LGL Group has successfully spun off several businesses over its history, including Lynch Interactive, The Morgan Group, Tremont Advisors, and others. MtronPTI itself sought to become an independently listed company via an IPO, filing a form S-1 registration statement with Needham & Company as the underwriter in 2000. This IPO was pulled as a result of market conditions. MtronPTI has an established and formidable presence in its key markets today and if the spin-off is completed, the standalone MtronPTI would continue providing market-leading engineered solutions to its defense and aerospace customers. The potential spin-off is thus a continuation of the company’s strategy of developing businesses and positioning them as independent entities to enhance shareholder value and alignment.

About The LGL Group, Inc.

LGL’s business strategy is primarily focused on growth through expanding new and existing operations across all industries, including the Company’s wholly owned Precise Time and Frequency Corporation (PTF) based in Wakefield Massachusetts. The LGL Group Inc.'s engineering and design origins date back to the early part of the last century. In 1917, Lynch Glass Machinery Company, the predecessor of LGL, was formed, and emerged in the late twenties as a successful manufacturer of glass-forming machinery. The company was then renamed Lynch Corporation, and was incorporated in 1928, under the laws of the State of Indiana. In 1946, Lynch was listed on the “New York Curb Exchange,” the predecessor to the NYSE American. The company has had a long history of owning and operating various businesses in the precision engineering, manufacturing and services sectors.

Precise Time and Frequency (PTF) was founded in 2002 and offers customers frequency reference and time standard synchronization solutions tailored to meeting performance requirements. PTF is housed in a well-equipped, modern, facility and staffed by a highly dedicated and experienced team of time and frequency professionals. Although the company offers a wide range of standard instruments and options, new requirements are enthusiastically embraced, resulting in an ever expanding capability. Products include NTP Servers, broadband amplifiers, RF distribution, 1PPS distribution, and fiber optic distribution. The company has developed a comprehensive portfolio of time and frequency instrumentation including frequency standards, time standards, and time code generators, complemented by a wide range of ancillary products such as RF distribution amplifiers, Digital distribution amplifiers, Time Code distribution amplifiers, and redundancy switches. Thousands of instruments have been delivered to a broad range of applications worldwide, from simple network time servers to synchronize local computers and instruments, to fully redundant and highly sophisticated Satellite Communications and Broadcast systems. Military applications include synchronization of mobile Satcom terminals, high performance sources for calibration, a unique SAASM solution, and test equipment providing the ultimate in frequency stability and phase noise performance.

M-tron Industries, Inc. (“Mtron”) was originally founded in 1965 as Mechtronics, Industries, Inc. Shortly thereafter, the name was formally changed to M-tron Industries, Inc. The primary business of Mtron during the early years was building crystals for the CB radio market. When technology changed in the late 1970s, so did Mtron. A change in marketing approach and continued development of products provided new life for the company. Mtron became known as a supplier of high quality, high reliability crystal, oscillator, and to some degree, VCXO (Voltage Controlled Crystal Oscillator) and TCXO (Temperature Compensated Crystal Oscillator) products which would be used in applications such as telecommunication infrastructure used to make phone systems and later on, the internet function. In 1976, M-tron Industries, Inc. was acquired. In 2002, Mtron acquired the assets of Champion Technologies, Inc. of Franklin Park, Illinois. Champion was a spin-off of Motorola during the mid-1980s. This acquisition helped Mtron recover more quickly from the telecom market collapse of 2001 and 2002 by expanding product offering, as well as customer base.

In 1965, at nearly the same time that Mtron was established, another company was organized, known as Piezo Technology, Inc. (“PTI”). PTI was organized for the purpose of designing and building crystal filters used in all types of equipment where certain types of noise need to be filtered out of a circuit. PTI grew over the years in both business and products to include LC (Lumped Element) filters, TCXO and OCXO (Oven Controlled Crystal Oscillator) products. Primary markets for PTI were Military, Avionics and Instrumentation. In 1995 PTI opened a manufacturing location in India and in 2004 M-tron Industries, Inc. acquired Piezo Technology, Inc.

The combined operations of Mtron and PTI are referred to as “MtronPTI”, and are headquartered in Orlando, Florida. MtronPTI currently has a global footprint and serves most major markets that require precision timing and filter products. The Company’s target market segments include high-end telecommunications, and military, instrumentation, space and avionics (referred to as “MISA”). MtronPTI has operations in Orlando, Florida, Yankton, South Dakota and Noida, India. In addition, MtronPTI has sales offices in Hong Kong and Shanghai, China. MtronPTI is currently in the process of being spun off from LGL Group, subject to shareholder approval.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended March 31,
	2022	2021
REVENUES	$8,108	$6,536
Costs and expenses:
Manufacturing cost of sales	5,061	4,401
Engineering, selling and administrative	2,826	2,195
OPERATING INCOME (LOSS)	221	(60)
Loss on equity investment in unconsolidated subsidiary	-	(76)
Investment income	45	127
Other (expense) income, net	(23)	42
INCOME BEFORE INCOME TAXES	243	33
Income tax provision	74	6
NET INCOME	$169	$27

Weighted average number of shares used in basic EPS calculation	5,323,973	5,272,204
BASIC NET INCOME PER COMMON SHARE	$0.03	$0.01
Weighted average number of shares used in diluted EPS calculation	5,345,202	5,350,571
DILUTED NET INCOME PER COMMON SHARE	$0.03	$0.01

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$21,652	$29,016
Marketable securities	22,815	16,167
Accounts receivable, net	5,255	4,667
Inventories, net	5,919	5,492
Prepaid expenses and other current assets	467	494
Total Current Assets	56,108	55,836
Property, plant and equipment, net	3,442	3,383
Right-of-use lease assets	369	396
Intangible assets, net	234	252
Deferred income tax asset	199	34
Other assets	1	5
Total Assets	$60,353	$59,906
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	$4,497	$4,426
Total Long-Term Liabilities	711	737
Total Liabilities	5,208	5,163
Total Stockholders' Equity	55,145	54,743
Total Liabilities and Stockholders' Equity	$60,353	$59,906

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income adjusted to exclude depreciation and amortization expense, interest income and expense, income taxes expense (benefit), stock-based compensation expense, investment income and loss, and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

Reconciliation of GAAP Income Before Income Taxes to Non-GAAP Adjusted EBITDA:

	For the Three Months Ended March 31,
	2022	2021
(000's, except share and per share amounts)
Income before income taxes	$243	$33
Interest expense, net	7	3
Depreciation and amortization	166	134
Non-cash stock compensation	233	78
Loss on equity investment in unconsolidated subsidiary	—	76
Investment income	(45)	(127)
Spin-Off costs	111	—
Adjusted EBITDA	$715	$197

Basic per share information:
Weighted average shares outstanding	5,323,973	5,272,204
Adjusted EBITDA per share	$0.13	$0.04

Diluted per share information:
Weighted average shares outstanding	5,345,202	5,350,571
Adjusted EBITDA per share	$0.13	$0.04